Geological Mapping Report

Copper Island Property

Pomeroy 1-5, Beaver, Copper Bell Deposits

Quadra Island, B.C.

Nanaimo Mining District

By

Matt McManus, GIT

Overland Resources

May 31st, 2012

Introduction:

The Copper Island Property, located in central Quadra Island, BC, contains a cluster of copper prospects hosted in basaltic volcanics of the Lower-Upper Triassic Karmutsen Formation. The coppers mineral of interest are chalcocite, with minor occurrences of bornite, native copper, cuprite, malachite and azurite. Silver is also associated with the copper mineralization. The mineralization occurs in amygdaloidal basaltic lava flows. Mineralisation occurs as replacement of amygdules, within veins, fracture filling and disseminations. Faulting and minor brecciation are associated with the mineralized zones. Overlying the mineralized flow is a homogeneous medium-coarse grained dense homogeneous mafic flow.

The following report contains information on the Pomeroy showings (Pomeroy 1-5), the Beaver showing, the Hall showing, and the Copper Bell showing of the Copper Island Project. Regional mapping of the area was also carried out to investigate the potential of the area. The information in this report is an overview of what was observed during six days of geological mapping and surface sampling from May 22nd – May 27th 2012 by Matthew McManus, *GIT* and Jared Lazerson, claims operator.

Location: 337600E 5554300N UTM Zone 10N


Queen Charlotte Strait
BRITISH COLUMBIA
Port McNeill
MAINLAND
125° W
Sayward
Woss
QUADRA ISLAND
REDONDA ISLANDS
VANCOUVER
Heriot Bay
COPPER ISLAND PROPERTY
Zeballos
50° N
Campbell River
Strait of Georgia
Powell River
Gold River
Courtney
TEXADA ISLAND
ISLAND
PACIFIC
OCEAN
Qualicum Bay
Parksville
Vancouver
Port Alberni
Nanaimo
SCALE 1 : 1,500,000
20 0 20 40 60
KILOMETERS
COPPER ISLAND PROPERTY
Quadra Island B.C.
PROPERTY LOCATION MAP
N

Figure 1: Location Map of Copper Island Property, Quadra Island, British Columbia. (Betmanis, 2011)


QUADRA
ISLAND
VANCOUVER
ISLAND
READ
ISLAND
Fe
Cu
Au, Ag, Zn, Cu
Cu, Au
Cu, Au, Ag
Cu*, Ag, Au
Cu, Au, Ag
Cu, Au, Ag
Au, Ag
Cu, Pb
Au, Ag, Cu
Cu, Ag
Cu
Cu
Au, Ag, Cu
Cu
Mo
Au, Ag, Cu
Hg
Cu*
Cu*
Cu
Cu, Ag
Ag, Cu, Au, Pb
Note: Cu* localities are redbed style copper.
SCALE 1 : 125,000
2 0 2 4 6
KILOMETERS
N
COPPER ISLAND PROPERTY
Quadra Island B.C.

Figure 2: Area of mineral occurrences. Copper Island Property in black border. (Betmanis, 2011)

Beaver 1: 338100E, 5553560N

Turtle back structure 100m long (N-S) x 30m wide (E-W). Dark green-grey fine grained mafic with large amounts of Mn staining and high Fe content, highly magnetic on top of outcrop, caprock?. Thin 5mm quartz and epidote veins and stringers throughout outcrop. Three trenches on top of central structure,2 meters wide 2 meters deep. Chalcocite mineralization is visible at the bottom of trenches indicating thickness of 2m+. Malachite staining throughout. Mineralization observed at north end of structure, could entire structure potentially be mineralized.

Sheppard, 1974: PROVEN: 19,375 short tons @ 1.74% Cu


CENTIMETER
Precambrian Research Center
University of Minnesota Duluth

Photo: Mineralised Sample from Beaver1 trench

Hall: 336915E, 5555595N

Small blasted pits 3m x 10m on top of a small structure 60m x 30m next to logging road. Mineralization is seen locally within the blasted pits as chalcocite, malachite and azurite. Rock is a dark green fine grained mafic with quartz, chlorite, epidote, chalcocite amygdules 1-3mm in size. Minor Fe and Mn staining. No visible mineralization on neighboring structures which host dark green-grey coarse grained dense mafic flows. West of Hall showing outcrop with 30cm thick quartz veins cutting though mafic flows with epidote stringers.

Sheppard, 1974:	PROVEN:	5,000 short tons @ 3.45% Cu
	INDICATED:	50,000 short tons @ 2.40% Cu

Copper Bell 1: 338290E, 5555028N

Series of small blasts and small pits in an area 15m x 15m. One blast trench found 6m long x 2m wide x 2m deep. Mineralization in this area if found within chaotic quartz-carbonate veins and disseminations in the wallrock proximal to veining. Veins area up to 10cm thick with mafic inclusions up to 5cm. Chalcocite and bornite are the dominant form of copper mineralization within the veins and along selvedge (Photo 1). Chalcocite is seen disseminated in the mafic host rock especially noticeable next to veining. Hostrock is a medium-dark green fine grained mafic that has crackled, brecciated, weathered appearance.

Copper Bell 2?: 337920E, 5555150N

Structure is 230m long x 50m wide x 3m thick. Light-medium green amygdaloidal fine grained andesite? It has chl, qtz, and black amygdules. Vuggy quartz clasts and amygdules. 5-10cm quartz veins with visible bornite and malachite. Veins are both vuggy and comb with comb crystal up to 2-2.5cm in length. Epidote stringers throughout. Host rock is moderately silicified giving it lighter appearance. Localized areas have crackled brecciated appearance.

Copper Bell 1+2:

Sheppard, 1974:	PROVEN:	112,000 short tons @ 2.55% Cu
	INDICATED:	700,000 short tons @ 2.55% Cu


CENTIMETER
Precambrian Research Center
University of Minnesota Duluth
"The rocks are the final court of appeal" Francis Pettijohn
INCH

Photo 1: Rock Sample from Copper Bell 1.

POMEROY 1 (POM 1): 336900E, 5554850N

Area is highly disturbed from pervious workings with blasted material covering up most of the bedrock. There is a 4m long x 3m wide x 3m deep pit. Neighboring outcrop is light-dark green fgr mafic with angular clastic fragments of quartz, epidote, chlorite up to 1cm in a fine grained matrix (Photo 2). There are amygdules present however the majority are angular. This indicates a fault zone breccia or possible pyroclastic flow? West of the main pit, in the forest are a series of small trenches (3m x 2m) and blast sites with visible blebs of chalcocite up to 2cm. Malachite staining seen throughout blasted rock. Area of blasted pits with observed mineralization is 25m x 15m, has potential for 50m x 50m. From the outline on Sheppard's map it appears he includes these in his calculation.


Mars micro 0.5mm

Photo 2: Light-dark green fgr mafic with angular clasts of quartz, epidote, chlorite up to 1cm in a fine grained matrix

Sheppard, 1974:	PROVEN:	16,500 short tons @ 3.67% Cu
	INDICATED:	260,000 short tons @ 3.50% Cu

East of Pomeroy 1 there is a normal fault trending 315° with the hanging wall on the NE side with a potential vertical displacement of 10m. Mineralization is observed along an E-W trending ridge structure up to 200m long, which is on strike between Pom1 and Pom 2. The structure has potential to be mineralized 200m long x 25m wide x 5m thick. The host rock is a medium green fine grained mafic with amygdules up to 5mm. Rock is weathered red-brown and has crackled brecciated appearance (photo 4, 7). Malachite staining is visible on weathered surface. Visible 3-4cm seams of dull grey chalcocite with malachite on edge of seams. The new logging road cuts through this ridge structure creating a cross section. Two different units are visible here. **1**-The dominant rock type is medium green fine grained mafic with quartz and black amygdules. Coarse disseminated blebs of chalcocite up to 3cm on Northern side of outcrop (Photo 5). **2**-The second unit is a 1.5m thick dark green-black dominated by black amygdules. It has a smooth slippery slickenside surface (Photo 6). On either side of this zone there is a thin layer of epidote. This is interpreted as a fault zone and is trending 260/80, the structural control for the ore bearing fluids along this strike to Pom1 (Photo 3).

<u>New Mineral Potential:</u> INFERRED: 200m x 25m x 5m x 2.66 ton/m^3 = 66,500 metric tons of Cu @ 2.00%


Fault Zone 260/80

Photo 3: Mineralised black fault zone, looking west.




Disseminated Chalcocite

Photo4: Brecciated weathered ore. OC 19

Photo 5: Coarse disseminated chalcocite in fgr mafic. OC 18


CENTIMETER

Photo 6: Rocks from OC 18 along fault with slickenside surfaces.


CENTIMETER
Precambrian Research Center

Photo 7: OC 19 Mineralized ridge structure west of Pom1. Chalcocite and malachite mineralization. Rusty, crackled weathered appearance.

POMEROY 2 (POM 2): 337540E, 5554480N

North Zone:

Host rock is a fine grained dark green vesicular mafic with 1-3mm amygdules filled with qtz, epidote and chalcocite stained with malachite. Mineralization observed 2m down in blast pit giving this area a potential of 5m wide x15m long x2m+ deep (Photo 8). Flows at pit have a shallow dip of 10-15 degrees to south. Rock has crackled weathered appearance, minor brecciation?

Sheppard, 1974:	PROVEN:	5,000 short tons @ 2.70% Cu
	INDICATED:	17,000 short tons @ 2.70% Cu



Photo 8: Pom 2 North Pit, looking North.

POMEROY 2 (POM 2) Continued: 337540E, 5554480N

South Zone:

Between the North Zone and the North Zone there is approximately 100m strike of unmineralised mafic flows at 070/20. The rock is slightly more grey to grey-green homogeneous coarse grained blocky mafic flow. This may act as the "cap rock" for the south zone chalcocite mineralization. The south zone is a series of large pits and trenches where chalcocite, native copper and malachite mineralization is present (Photos 9-10). The host rock is a light-medium green silicified intermediate-mafic flow with quartz and black amygdules 1mm-1cm. Iridescent specs seen in the quartz amydules and often amygdules have malachite staining around them. Quartz veins and stringers observed in pits and trenches. Rock in this zone has the weathered crackled appearance.

Sheppard, 1974:	PROVEN:	25,300 short tons @ 2.11% Cu
	INDICATED:	90,000 short tons @ 2.11% Cu



Photo 9: Pomeroy 2 main pit with chalcocite and malachite mineralization



Photo 10: Pomeroy 2 South Zone main pit and trenches, looking south.



Photo 11: Pomeroy 2 Structure, looking North from Pomeroy 4.

POMEROY 3 (POM 3): 337750E, 5554300N



Photo 12: Pomeroy 3 structure east of Pomeroy 2 and Pomeroy 4, looking east from logging road

Pomeroy 3 is a series of discontinuous mineralized outcrops, trenches and blast pits along the western edge of a flow structure, east of Pomeroy 2 and 4 (Photo 12, 14). Mineralization is also seen in trenches in the low lying area between Pomeroy 2 and Pomeroy 3, which is interpreted as a N-S fault extending southward between Pomeroy 3 and 4. Outcrops are medium-dark green fine-grained mafic dominated by quartz amygdules up to 1cm, black amygdules also present. Moderate silicification with some quartz veining. At Pomeroy 3 north, there is an intensely brecciated outcrop, rock is soft and friable, malachite and chalcocite is bleeding out of the outcrop (Photo 13). Clasts are angular-subangular and vary from 1-10cm. Mineralization is dominant in the matrix but also coating the clasts. This feature supports that there is a N-S trending fault potentially being the control on mineralization of Pomeroy 2, 3 and 4. Above the breccia on top of Pom3 structure, MM18 is a silicified mafic with chalcocite, chalcopyrite and malachite mineralisation (Photo 15). Apparent dip of the Pomeroy 3 mineralized flow is 20° south. From mineralized outcrops and neighboring mineralized pits Pomeroy 3 has a potential thickness of 7 meters. Found historic drill holes C6-C11 on Pomeroy 3 south from Sheppard, 1974 Plan3-4 Maps.



Photo 13: Pomeroy 3 Breccia



Photo 14: Pomeroy 3 outcrop MM16, bleeding malachite and chalcocite


CENTIMETER
recambrian Research Cent

Photo 15: MM18 above breccia on top of structure. Silicified mafic with chalcopyrite, bornite and malachite

POMEROY 4 (POM 4): 337650E, 5554150N

Pomeroy 4 is a 200m long x 100m wide structure dipping approximately 15-20° to the south. Mineralization is most apparent on the eastern flank of the structure where there is series of historic pits that extend N-S approximately 70 meters long. The most northerly pit is the site where a historic bulk sample was taken for the Mill. The outcrop contains near vertical fractures that are filled with Chalcocite minor native copper and quartz (Photo 16). Chaotic quartz-carbonate veins and epidote stringers throughout outcrop. Chalcocite is seen disseminated throughout the rock, most noticeably next to veins. Rock has dull grey look, friable, weathered crackled appearance. The southern pit is much larger, 20m long x 15m wide x 10m+ high. Pit has disseminated chalcocite blebs throughout a dark green mafic with small <1mm black amygdules and larger <1cm quartz amygdules. Across the structure along strike is a series of pits and outcrops with weathered, friable malachite stained rock (Photo 18). The top of Pomeroy 4 structure is covered by pods and ridges of dark grey coarse grained mafic (cap flow?).



Photo 16: Fracture filled chalcocite at Pomeroy 4 north pit





Photo 17 (left): MM28 Amygdaloidal mafic flow with qtz,Fe, black amygdules.

Photo 18 (right): MM25a weathered, friable malachite stained outcrop, south Pomeroy 4.

<u>**Pomeroy 3+4**</u>

<u>Sheppard, 1974</u>:	PROVEN:	972,400 short tons @ 1.22% Cu
	INDICATED:	472,000 short tons @ 1.62% Cu

POMEROY 5 (POM 5):

Pomeroy 5 is a new prospect east of Pomeroy 2 across the new logging road on the adjacent structure. There is a historical showing that has been blasted (POM5W). The mineralized area is 10m long x 2m wide x 2m high. The surrounding rock is a fine grained dark green blocky mafic, whereas at the showing the rock is crackled and weathered as seen in other mineralized zones. Continuous mineralization is not observed, however a NW trending fault (OC12) contained malachite staining and was traced SE to a series of small mineralized prospects (POM5E) with crackled weathered outcrops with malachite staining (Photos 19, 20). Chalcocite mineralization is hosted about 10% of the small black 1mm amygdules. The rest of the amygdules are quartz.

New Mineral Potential: 100m x 100m x 2m x 2.66 ton/m^3 = 53,200 metric tons @ 1.00% Cu


Fault



Photos 19-20: NW-SE trending fault with malachite staining, looking NW.

Discussion:

Mineralization may be low grade throughout the entire area as fine grain disseminations and within the amygdules. However, high grade copper zones are localized to pods within/between the mafic flows proximal to faults. Examples of this are Pom3 and Pom4 separated by a potential N-S trending fault zone with evidence of brecciation (fault breccia) along Pom3. Also Pom 5 mineralization is observed along NW-SE trending fault that connects SE with discontinuous copper showings. There is potential for the mineralized flow of Pomeroy 2 South structure to extend northwards. Historic drill intercepts from Pomeroy 3 and 4 suggest boudinaged mineralization (Sheppard's Plan3-4).

There are several other showings described in Sheppard's 1974 report that were not visited during the geological mapping due to time constraints such as Doe, Butte, and Copper Cliff Adit.

Sheppard, 1974: Used a rock density of 2.66 ton/ m^3

Name	Proven (Short Ton)	Proven (Metric Ton)	Grade % Cu	Indicated (Short Ton)	Indicated (Metric Ton)	Grade % Cu
Pomeroy 1	16500	14969	3.67	260000	235868	3.5
Pomeroy 2 N	5000	4536	2.7	17000	15422	2.7
Pomeroy 2 S	25300	22952	2.11	90000	81647	2.11
Pomeroy 3+4	972400	882146	1.22	472000	428191	1.62
Beaver 1	19375	17577	1.74	open	0	open
Doe	25125	22793	3.05	112500	102058	1.7
Butte	0	0	0	40000	36287	1.4
Copper Cliff Adit	0	0	0	300000	272155	3.05
Hall	5000	4536	3.45	50000	45359	2.4
Copper Bell 1+2	112000	101605	2.55	700000	635029	2.55
TOTAL	**1180700**	**1071113**	**1.46**	**2041500**	**1852018**	**2.44**

Matthew McManus, 2012: Used rock density of 2.66 ton/ m^3

New Mineral Potential	Inferred (Short Ton)	Inferred (Metric Ton)	Grade % Cu
Pomeroy 5	58643	53200	1.00
Pomeroy 1 East Extension	73304	66500	2.00
TOTAL	**131947**	**119700**	**1.56**

TOTAL: **Proven:** **1,071,113 metric tons @ 1.46% Cu**

Indicated: **1,852,018 metric tons @ 2.44% Cu**

Inferred: **119,700 metric tons @ 1.56% Cu**

Sheppard, 1974: Used a rock density of 3.40 ton/ m^3

Name	Proven (Short Ton)	Proven (Metric Ton)	Grade % Cu	Indicated (Short Ton)	Indicated (Metric Ton)	Grade % Cu
Pomeroy 1	21090	19133	3.67	332331	301485	3.5
Pomeroy 2 N	6391	5798	2.7	21729	19713	2.7
Pomeroy 2 S	32338	29337	2.11	115038	104360	2.11
Pomeroy 3+4	1242917	1127556	1.22	603308	547312	1.62
Beaver 1	24765	22466	1.74	open	open	open
Doe	32115	29134	3.05	143797	130450	1.7
Butte	0	0	0	51128	46382	1.4
Copper Cliff Adit	0	0	0	383459	347868	3.05
Hall	6391	5798	3.45	63910	57978	2.4
Copper Bell 1+2	143158	129871	2.55	894737	811692	2.55
TOTAL	**1509165**	**1369092**	**1.46**	**2609436**	**2367241**	**2.44**

Matthew McManus, 2012: Used rock density of 3.40 ton/ m^3

New Mineral Potential	Inferred (Short Ton)	Inferred (Metric Ton)	Grade % Cu
Pomeroy 5	74957	68000	1.00
Pomeroy 1 East Extension	93696	85000	2.00
TOTAL	**168654**	**153000**	**1.56**

TOTAL: **Proven:** **1,369,092 metric tons @ 1.46% Cu**

Indicated: **2,367,241 metric tons @ 2.44% Cu**

Inferred: **153,000 metric tons @ 1.56% Cu**